Exhibit (c)(10)

PRIVATE & CONFIDENTIAL

INVESTMENT BANKING DIVISION

Discussion Materials for

Project Wildcat

Goldman Sachs & Co. LLC

Strictly Private and Confidential

October 23, 2022

[***] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission.

Summary of Bid Progression

	$ 22.75	$ 25.25	$ 26.25	$ 26.75	$ 27.00
Date	30-Sep-2022	21-Oct-2022	21-Oct-2022	22-Oct-2022	22-Oct-2022
% Increase From Previous Bid		*+ 11.0 %*	*+ 4.0 %*	*+ 1.9 %*	*+ 0.9 %*
Implied Premium to Undisturbed ($17.96)	26.7 %	40.6 %	46.2 %	48.9 %	50.3 %
Implied Premium to 30-day VWAP ($18.19)	25.1 %	38.8 %	44.3 %	47.1 %	48.4 %
Premium (Discount) to 52 Week High ($23.87)	(4.7)%	5.8 %	10.0 %	12.1 %	13.1 %

Source: Wildcat Management, CapIQ, Bloomberg, Undisturbed market data as of 30-Sep-2022

Goldman Sachs

Today's Agenda

Review of Recent Wildcat Stock Price Performance

Stock Price Performance (Last 1 Year)

Undisturbed Stat	Value
30 Day VWAP	$18.19
60 Day VWAP	$17.46
90 Day VWAP	$15.97



$35
$30
$25
$20
$15
$10
$5
$0
Oct-2021
Dec-2021
Feb-2022
Apr-2022
Jun-2022
Aug-2022
Oct-2022
52-Week High (Undisturbed): $23.87
$ 24.54
Undisturbed Wildcat Share Price: $17.96
52-Week Low (Undisturbed): $7.78
1
2
3
4
5
6
7
8
9

Key Recent Events

	Date	Event
1	26-Oct-2021 **Wildcat:** (7.2)% **XBI:** (0.3)%	Announced Q2 FY2021 results
2	26-Jan-2022 **Wildcat:** (0.4)%[1] **XBI:** (2.0)%	Announced Q3 FY2021 results
3	12-Apr-2022 **Wildcat:** (25.1)% **XBI:** (0.2)%	Announced FDA identified deficiencies in Myfembree's sNDA for endometriosis
4	29-Apr-2022 **Wildcat:** +6.2%[2] **XBI:** +4.0%	EC approval of Orgovyx for prostate cancer
5	06-May-2022 **Wildcat:** (3.7)% **XBI:** (5.0)%	PDUFA date for Myfembree in endometriosis extended to 06-Aug-2022
6	09-May-2022 **Wildcat:** (10.4)% **XBI:** (8.2)%	Announced licensing agreement with Accord for Orgovyx in prostate cancer in Europe
7	10-May-2022 **Wildcat:** +24.0%[3] **XBI:** +5.2%	Announced Q4 FY2021 results
8	27-Jul-2022 **Wildcat:** +8.0%[4] **XBI:** (1.0)%	Announced Q1 FY2022 results
9	05-Aug-2022 **Wildcat:** +3.6%[5] **XBI:** +1.7%	Announced FDA approval of Myfembree for endometriosis

Source: Bloomberg, Cap IQ as of 21-Oct-2022. Note: Undisturbed price is closing price as of 30-Sep-2022.

[1] Preliminary results announced on 10-Jan with +4.0% stock price reaction. [2] Stock price reaction is measured as of 02-May-2022 close as press release was disclosed post-close on 29-Apr-2022. [3] Pfizer's acquisition of Biohaven also announced pre-market on 10-May-2022. [4] Reflects Wildcat performance on 28-Jul given results released post-market close on 27-Jul. ObsEva also announced termination of its lead candidate linzagolix (uterine fibroids) pre-market open 27-Jul. [5] Reflects Wildcat performance on 08-Aug given approval announced post-market close on Friday, 05-Aug.

Goldman Sachs

Wildcat Indexed Stock Price Performance

Indexed Stock Price Performance (Last 1 Year)

Performance (%) based on undisturbed price	1Y	6M	3M	1M
Wildcat	(20.0)%	32.4 %	44.5 %	4.1 %
S&P 500	(16.8)	(22.1)	(5.3)	(10.0)
XBI	(36.9)	(12.5)	6.8	(4.5)


Indexed Price
200%
160%
120%
80%
40%
0%
Oct-2021
Jan-2022
Apr-2022
Jul-2022
Oct-2022
9.4 %
(12.9)%
(37.3)%
Wildcat
S&P 500
XBI

Recent Wall Street Commentary

*"After an EM-filing related deficiency letter and 3-month PDUFA delay depressed the stock in April/May 2022, we believe Myfembree's FDA approval in EM is a **nice clearing event that solidifies Myfembree's competitive once-daily clinical profile** vs. AbbVie's Orilissa/Oriahnn."*

- Analyst D, 09-Aug-2022

*"Bigger picture, with approvals for both targeted women's health indications now in hand, we see **commercial execution of the Myfembree launch as a potential upside driver for shares**, should the candidate achieve differentiated uptake and / or market expansion compared to the broader GnRH class."*

- Analyst B, 08-Aug-2022

*"With Myovant recently disclosing that labeling discussions had begun, the licensure on the sNDA's 8/6 PDUFA was widely anticipated. Nonetheless, as the FDA had previously indicated deficiencies in the sNDA, approval was not a forgone conclusion. We suspect that **investors are relieved that the label extension has been secured** and the regulatory risk is in the past."*

- Analyst F, 08-Aug-2022

"It is yet to be seen whether MYOV can remove the 24-month use limitation due to a lowering of BMD though the sNDA with 2 year data planned for 1H23 has the potential to aid in alleviating the 24-month use limitation. Either way, the launch strategy for Myfembree in EM overlaps with that of Myfembree in UF with ~90% prescriber overlap."

- Analyst E, 08-Aug-2022

Source: Bloomberg, Cap IQ as of 21-Oct-2022. Note: Undisturbed price is closing price as of 30-Sep-2022.

Goldman Sachs

Analyst Price Targets and Valuation Methodologies


WholeCo
Relugolix US
Relugolix Ex-US
Relugolix (APC)
Relugolix (EM)
Relugolix (UF)
IVF
Milestones
Net Cash
Median: $ 21.00
Undisturbed Wildcat Share Price: $ 17.96
$ 27.00
$ 23.00
$ 3.43
$ 3.41
$ 13.35
$ 2.39
$ 21.00
$ 4.75
$ 4.48
$ 3.06
$ 9.84
$ 20.00
$ 1.35
$ 3.59
$ 15.06
$ 11.00
$ 3.74
$ 0.11
$ 2.81
$ 1.04
$ 3.30
N/A
Analyst A
Analyst B
Analyst C
Analyst D
Analyst E
Analyst F

	Analyst A	Analyst B	Analyst C	Analyst D	Analyst E	Analyst F	Median[1]
Price Target Date	19-Oct-2022	19-Oct-2022	07-Jul-2022[1]	09-Aug-2022	12-Sep-2022[1]	05-Oct-2022	N/A
Recommendation	Buy	Buy	Buy	Buy	Hold	Buy	N/A
PoS	N/A	100%	Endometriosis: 75%[2]	Endometriosis: 70%[2]	100%	N/A	N/A
Methodology	DCF	SOTP	Combination of DCF and SOTP peak sales multiple analyses	Average of DCF, EPS Multiple and Sum of the Parts (relugolix US vs. relugolix ex-US)	SOTP	DCF shown in analyst model but no price target	N/A
Discount Rate	9.5%	9%	10%	10%	14%	9%	10%
PGR	1%	(15)%	0%	3%	0%	(20)%	0%
2030 Orgovyx US Revenue	2028 $1.1bn	$1.0bn	$0.8bn	$1.2bn	$0.4bn	2026 $0.6bn	$0.9bn
2030 Myfembree US Uterine Fibroids Revenue	2028 $0.3bn	$0.3bn	$0.4bn	$0.5bn	$0.5bn	2026 $0.3bn	$0.5bn
2030 Myfembree US Unadjusted Endometriosis Revenue	2028 $0.2bn	$0.2bn	$0.3bn	$0.2bn	$0.1bn	2026 $0.2bn	$0.2bn

Source: Wall Street Research and market data as of 21-Oct-2022

Note: Model details per latest available analyst model; revenue figures are total US revenues; Analyst B,C, and D SOTP breakouts are calculated by adjusting each component's value in SOTP by the proportion of blended price target to SOTP value; Analyst C milestone value also includes $(0.90)/share net cash value adjusted by the proportion of SOTP value to blended price target; for Analyst B, G&A value of $(14.3) per share and Net Cash value of $(.01) per share were distributed to the value of other portions of the SOTP by proportion of value; Analyst C has not releases an updated model since endometriosis approval but has reiterated their price target; Analyst D has not updated their price target since approval; Analyst F has no price target though model has DCF value of $20 per share at 12% discount rate and (20)% PGR. [1] Median revenue figures only includes analysts with 2030 revenue projections. [2] Analyst C has not released an updated model since endometriosis approval but has reiterated their price target. Analyst D has not released a research update since approval. [1] Analyst C and E will no longer be covering

Today's Agenda

Wildcat Management Projections Summary Approach

Forecast Period FY2022E – FY2036E

A **Projections from LRP in June 2022 through FY2026E used as basis for forecast**

B **Marketed products within scope:**

- Orgovyx (Prostate Cancer): $1,303mm U.S. FY2026E sales; extrapolated to $2,352mm in FY2036E
- Myfembree (Uterine Fibroids): $402mm U.S. FY2026E sales; extrapolated to $609mm in FY2036E
- Myfembree (Endometriosis): $392mm U.S. FY2026E sales; 100% POS; $618mm in FY2036E

C **Pipeline products within scope:**

- Myfembree ([***]): $29mm U.S. FY2026E risk-adjusted sales; 75% POS; $95mm in FY2036E
- Myfembree ([***]): $23mm U.S. 2026E risk-adjusted sales; 75% POS; $73mm in FY2036E
- MVT-602 [***]: $332mm 2036E risk-adjusted sales; 5% POS
- Note that MVT-602 Female Infertility and CYCLO projections are not included

D **Pfizer, Gedeon Richter, Accord, Takeda agreements modeled per agreed upon terms[1]**

E **2036 WW LOE**

Source: Wildcat Management Projections
Note: U.S. sales noted above reflect total U.S. sales.
[1] Royalties receivable of [***]% from Takeda in certain Asian countries not reflected within forecast due to immateriality and lack of reliable estimates.

Key Assumptions for Wildcat Management Projections (1 of 2)

	Orgovyx	Myfembree				[***]
		UF	EM	[***][1]	[***][1]	
Annual Price Increase	3%	3%				Revenue begins in FY2030E growing ~54% on average per year through FY2036E
Volume Growth	~11% in FY2027E; stepped down to ~3% by FY2036E	~8% in FY2027E; ~2% after FY2027E		~45% in FY2027E; ~33% in FY2028E – FY2030E; ~5% in FY2031E – FY2032E; 0% growth in FY2033E – FY2036E		
Gross-to-Net Price	~44% in FY2023E increasing to ~48% in FY2026E and increasing to ~52% in 2036E	~50% in FY2023E increasing to ~55% in FY2026E and increasing to ~62% in FY2036E	~50% in FY2023E increasing to ~55% in FY2026E and increasing to ~62% in FY2036E	~40% in FY2023E increasing to ~69% in FY2036E		
Probability of Success	100%	100%	100%	75%	75%	5%

US Non-Risk-Adjusted Product Revenue ($ mm)

	Orgovyx	UF	EM	[***][1]	[***][1]	[***]
Analyst Median *2026E*	$588	$192	$139	--	--	--
Management *2026E*	$1,303	$402	$392	$38	$30	$0
Management *Peak (2036E)*	$2,352	$609	$618	$126	$97	$6,440

Source: Wildcat Management Projections
Note: Management projections are based on a number of assumptions. Actual results may differ materially based on changes in these assumptions and are subject to a number of risks and uncertainties, including those set forth in the Company's public filings. \1 Ex-US revenue for [***] and [***] are not included in Management's Projections.

Key Assumptions for Wildcat Management Projections (2 of 2)

Collaboration Revenue	■ **Pfizer**: Terms based on signed collaboration agreement; aggregate of up to $2.3bn of development and sales milestones estimated through FY2036E ■ **Accord**: Terms based on signed collaboration agreement and ex-US Orgovyx revenue projections from Project Athena projections; aggregate of $0.3bn of royalties and milestones through FY2036E with additional $50mm upfront payment accounted for in cash balance ■ **Gedeon Richter**: Terms based on signed collaboration agreement and ex-US Myfembree revenue projections provided by Gedeon Richter through FY2030E. Beyond FY2030E revenue assumed to grow 3% YoY FY2030E-FY2032E, consistent with 2029 revenue growth, and 1% YoY FY2032E-FY2036E; aggregate of $0.3bn of royalties and milestones through FY2036E ■ **Takeda:** Royalties receivable of [***]% from Takeda in certain Asian countries not reflected within forecast due to immateriality and lack of reliable estimates
Cost Assumptions	■ **COGS** (% Net Revenues): 3.0% for non-[***] indications in all projected years, consistent with approach in Wildcat latest LRP; [***] COGS per Wildcat latest [***] projections (15% of net [***] revenue) ■ **SG&A** (% Net Revenues): beyond FY2026E is projected as 16% of non-[***] revenue, consistent with FY2026E margin in Wildcat latest LRP; [***] SG&A expense per Wildcat latest [***] projections (6% net [***] revenue in 2036E) ■ **R&D** (% of Net Revenues): beyond FY2026E is projected as 2% increase in non-[***] R&D spending to adjustment for inflation; [***] R&D expense per Wildcat latest [***] projections ($75mm cumulative R&D expense) ■ **Takeda Royalty**: [***]% of Orgovyx and [***]% of Myfembree product revenue booked by Wildcat ■ **Collaboration Expense to Pfizer**: 50% of gross profit, after taking Takeda royalty into account (royalties receivable of [***]% from Takeda in certain Asian countries not reflected within forecast due to immateriality and lack of reliable estimates)
Cash Flow Items	■ **Working Capital**: Estimated to be 5% of change in product sales ■ **Capital Expenditures**: $2.4mm per year over projection period, consistent with Wildcat LRP available until FY2026E ■ **Depreciation**: $1.4mm per year throughout entire projection period, consistent with Wildcat LRP available until FY2026E
Tax	■ 14% corporate effective tax rate per Wildcat management ■ **NOLs and R&D Tax Credits** — $1,027mm of NOLs available for utilization per latest Wildcat filings — Assumes accumulation and use of $2mm R&D tax credit each year per Wildcat input
Capitalization	■ **Shares Outstanding**: Capitalization as of 20-Oct-2022 per Wildcat management — 96.79mm common shares outstanding — 5.25mm options outstanding with a weighted average strike price of $11.07; 6.99mm RSUs; 0.80mm PSUs, 0.05mm warrants at a $15.06 exercise price and 0.02mm warrants at a $18.82 exercise price ■ **Cash balance:** $359mm (per 30-Jun-2022 10Q, inclusive of $50mm upfront payment from Accord partnership) ■ **Debt:** $359mm as of 30-Jun-2022 (loan from Sparrow matures in 2025)

Source: Wildcat Management Projections Note: Management projections are based on a number of assumptions. Actual results may differ materially based on changes in these assumptions and are subject to a number of risks and uncertainties, including those set forth in the Company's public filings. RSUs inclusive of 2022 Annual Board of Directors equity grant.

Summary of Wildcat Management Projections

Non-Risk-Adjusted and Risk-Adjusted Revenue ($ in millions)

Non-Risk-Adjusted Product Revenue[1]

US Launch Assumptions	
Orgovyx	2021
Myfembree UF	2021
Myfembree EM	2022
Myfembree [***]	2026
Myfembree [***]	2026
[***]	2030


$ 274
$ 12
$ 31
$ 231
$ 597
$ 76
$ 114
$ 408
$ 1,125
$ 150
$ 225
$ 751
$ 1,656
$ 271
$ 310
$ 1,075
$ 2,166
$ 30
$ 38
$ 392
$ 402
$ 1,303
$ 2,358
$ 43
$ 53
$ 453
$ 446
$ 1,363
$ 2,596
$ 78
$ 99
$ 471
$ 464
$ 1,484
$ 2,745
$ 88
$ 112
$ 484
$ 476
$ 1,586
$ 3,564
$ 698
$ 89
$ 113
$ 496
$ 488
$ 1,680
$ 5,065
$ 2,062
$ 88
$ 112
$ 515
$ 507
$ 1,781
$ 6,659
$ 3,525
$ 86
$ 110
$ 534
$ 526
$ 1,877
$ 8,157
$ 4,871
$ 89
$ 114
$ 554
$ 546
$ 1,983
$ 9,224
$ 5,778
$ 92
$ 118
$ 575
$ 566
$ 2,096
$ 9,720
$ 6,100
$ 94
$ 122
$ 596
$ 587
$ 2,220
$ 10,243
$ 6,440
$ 97
$ 126
$ 618
$ 609
$ 2,352
2022E
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E
2031E
2032E
2033E
2034E
2035E
2036E

Risk-Adjusted Product Revenue[1]

Risk Adjustment	
Orgovyx	100%
Myfembree UF	100%
Myfembree EM	100%
Myfembree [***]	75%
Myfembree [***]	75%
[***]	5%


$ 274
$ 12
$ 31
$ 231
$ 597
$ 76
$ 114
$ 408
$ 1,125
$ 150
$ 225
$ 751
$ 1,656
$ 271
$ 310
$ 1,075
$ 2,149
$ 23
$ 29
$ 392
$ 402
$ 1,303
$ 2,334
$ 32
$ 40
$ 453
$ 446
$ 1,363
$ 2,552
$ 59
$ 74
$ 471
$ 464
$ 1,484
$ 2,695
$ 66
$ 84
$ 484
$ 476
$ 1,586
$ 2,852
$ 36
$ 66
$ 84
$ 496
$ 488
$ 1,680
$ 3,059
$ 106
$ 66
$ 84
$ 515
$ 507
$ 1,781
$ 3,266
$ 182
$ 65
$ 83
$ 534
$ 526
$ 1,877
$ 3,487
$ 251
$ 67
$ 86
$ 554
$ 546
$ 1,983
$ 3,692
$ 298
$ 69
$ 89
$ 575
$ 566
$ 2,096
$ 3,880
$ 315
$ 71
$ 92
$ 596
$ 587
$ 2,220
$ 4,079
$ 332
$ 73
$ 95
$ 618
$ 609
$ 2,352
2022E
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E
2031E
2032E
2033E
2034E
2035E
2036E
Orgovyx
Myfembree UF
Myfembree EM
Myfembree [***]
Myfembree [***]
[***]

Source: Wildcat Management Projections

Note: Management projections are based on a number of assumptions. Actual results may differ materially based on changes in these assumptions and are subject to a number of risks and uncertainties, including those set forth in the Company's public filings. [1] *Excludes Richter product supply & royalties.*

Goldman Sachs

Orgovyx US Key Assumptions Benchmarking

Management Projections vs. Street | ($ in millions)

	Addressable Population Segment	Addressable Population in FY2026E	Market Share in FY2026E	Patients on Treatment at YE FY2026E	Gross Price Per Month at Launch	Price Increase[1]	U.S. GTN Discount at Launch	U.S. Risk Adj. FY2026E Sales
Analyst A	Patients receiving GnRHa	314,055	17%	49,228[2]	$ 1,348 [4]	0 %	N/A	$ 994
Analyst B	Locally advanced	103,638	29%	30,055	$ 2,313	1 %	20 %	$ 697
Analyst C	Prostate cancer	195,549	8%	16,940	$ 2,313	0 %	N/A	$ 449
Analyst E	GnRH treated patients	80,650	20%	16,130[2]	$ 2,313	2 %	40 %	$ 388
Analyst F	Men on hormonal therapy for prostate cancer	780,968	12%	97,049	$ 925[5]	5 %	20 %	$ 575
Research Median	Multiple methodologies	195,549	20%	30,055	$ 2,313	1 %	20 %	$ 600
Wildcat Projections	GnRH treated patients (locally advanced and metastatic)	491,797	~19% (15% + 4% promotional uplift)	89,240[3]	$ 2,464[6]	3 %	39 %	$ 1,303


Risk-Adjusted US Sales
$ 231
$ 408
$ 751
$ 1,075
$ 1,303
$ 1,363
$ 1,484
$ 1,586
$ 1,680
$ 1,781
$ 1,877
$ 1,983
$ 2,096
$ 2,220
$ 2,352
$ 210
$ 347
$ 472
$ 621
$ 796
$ 950
$ 1,104
$ 951
$ 990
$ 1,008
$ 1,015
$ 579
$ 371
$ 388
$ 405
$ 181
$ 292
$ 399
$ 517
$ 600
$ 697
$ 778
$ 674
$ 694
$ 845
$ 860
$ 371
$ 388
$ 405
$ 158
$ 211
$ 235
$ 253
$ 276
$ 300
$ 321
$ 347
$ 371
$ 396
$ 423
$ 451
$ 371
$ 388
$ 405
FY2022E
FY2023E
FY2024E
FY2025E
FY2026E
FY2027E
FY2028E
FY2029E
FY2030E
FY2031E
FY2032E
FY2033E
FY2034E
FY2035E
FY2036E
Research Analyst High
Research Analyst Median
Research Analyst Low
Wildcat Projections

Number of Analysts	6	6	6	6	6	5	5	3	3	2	2	2	1	1	1

Source: Wildcat Management Projections, Wall Street Research as of 30-Sep-2022. Note: Detailed revenue build not available for Analyst D. [1] Throughout projection period. [2] Accounted for 95% compliance adjustment. [3] Accounted for 90% compliance adjustment. [4] Net price; GTN assumption not disclosed. [5] $4,440 average price per patient for 6 months, which is then adjusted for 20% GTN to arrive at gross price. [6] $2,385 / bottle and 1.03 bottle per month per patient.

Goldman Sachs

Myfembree US Key Assumptions Benchmarking

INVESTMENT BANKING DIVISION

Management Projections vs. Street | ($ in millions)

		Addressable Population Segment	Addressable Population in FY2026E	Market Share in FY2026E	Patients on Treatment at YE FY2026E	Gross Price Per Month at Launch	Price Increase[1]	U.S. GTN Discount at Launch	PoS	U.S. Adj. FY2026E Sales
Analyst A	**UF**	UF diagnosed prevalence	3,008,503	0.60%	18,051	$ 750	2 %	N/A	N/A	$ 179
	EM	Refractory Mod / Sec Symptomatic Patients	427,087	3.50%	14,948	$ 765	2 %	N/A	N/A	$ 149
Analyst B	**UF**	Anti-GnRH eligible patients	1,819,017	11%	50,023[3]	$ 975	1 %	25 %	100%	$ 185
	EM	Total 1 -3L oral GnRH pts	282,612	10%	59,787	$ 975	1 %	25 %	75%	$ 218
Analyst C	**UF**	Hospitalization and Hysterectomies due to UF	139,157	7%	38,765	$ 750	Stepwise increase to reach $948 in 2030	N/A	100%	$ 407
	EM	EM prevalence	200,279	7%	13,655	$ 788	Stepwise increase to reach $948 in 2030	N/A	70%	$ 91
Analyst E	**UF**	GnRH treated patients	104,241	32%	33,774	$ 1,078	2 %	37 %	100%	$ 166
	EM	GnRH treated patients	40,877	42%	16,980	$ 1,100	2 %	39 %	100%	$ 90
Analyst F	**UF**	UF prevalence	1,500,000	2%	25,176	$ 778	5 %	20 %	N/A	$ 300
	EM	2nd line patients	1,256,250	1%	16,600	$ 777	5 %	20 %	N/A	$ 200
Research Median	**UF**	UF prevalence	1,500,000	7%	33,774	$ 778	2 %	25 %	100.0 %	$ 185
	EM	Total 1-3L oral GnRH patients	282,612	7%	16,600	$ 788	2 %	25 %	70.0 %	$ 149
Wildcat Projections	**UF**	Addressable population: 1,591,328 (GnRH Share: 280,300)	280,300	Market share: 10% (Share in GnRH Class: 59%)	76,122[4]	$ 1,044	3 %	27%	100%[6]	$ 402
	EM	Addressable population: 1,448,684 (GnRH Share: 220,562)	220,562	Market share: 10% (Share in GnRH Class: 64%)	74,460[5]	$ 1,044	3 %	27%	100%[6]	$ 392


Risk-Adjusted US Sales[2]
$ 37
$ 43
$ 32
$ 18
$ 190
$ 125
$ 93
$ 41
$ 375
$ 255
$ 173
$ 100
$ 581
$ 408
$ 270
$ 169
$ 846
$ 500
$ 416
$ 256
$ 970
$ 607
$ 526
$ 349
$ 1,068
$ 705
$ 566
$ 448
$ 1,110
$ 705
$ 602
$ 507
$ 1,135
$ 665
$ 633
$ 594
$ 1,172
$ 629
$ 627
$ 597
$ 1,208
$ 640
$ 600
$ 592
$ 1,252
$ 498
$ 495
$ 491
$ 1,298
$ 517
$ 462
$ 407
$ 1,345
$ 531
$ 434
$ 338
$ 1,394
$ 545
$ 413
$ 280
FY2022E FY2023E FY2024E FY2025E FY2026E FY2027E FY2028E FY2029E FY2030E FY2031E FY2032E FY2033E FY2034E FY2035E FY2036E
Research Analyst High
Research Analyst Median
Research Analyst Low
Wildcat Projections

Number of Analysts	6	6	6	6	6	5	5	3	3	2	2	2	2	2	2

Source: Wildcat Management Projections, Wall Street Research as of 30-Sep-2022. Note: Detailed revenue build not available for Analyst D. [1] Throughout projection period. [2] Wildcat projections Include uterine fibroids, endometriosis, [***], and [***]. [3] Accounted for 80% compliance adjustment. [4] Reflects total patients receiving relugolix after adjusting for ~70% payor access, persistence and 70% compliance. [5] Reflects total patients receiving relugolix after adjusting for ~75% payor access, persistence and 75% compliance. [6] Includes 72% POS adjustment for the contraceptive label.

Goldman Sachs

Today's Agenda

Overview of Financial Analysis Assumptions

Financial Assumptions	
	■ Wildcat risk-adjusted management projections through FY2036 ■ Capitalization as of 20-Oct-2022 per Wildcat management — 96.79mm common shares outstanding — 5.25mm options with a weighted average strike price of $11.07, unvested RSUs and PSUs totaling 7.79mm, 0.05mm warrants with an exercise price of $15.06 and 0.02mm warrants with an exercise price of $18.82. ■ Cash balance of $359mm and debt balance of $359mm as of 30-Jun-2022 ■ 14% corporate effective tax rate per Wildcat management ■ Utilize $1,027mm of NOLs (80% of taxable income for post-2017 NOLs) and $2mm in existing R&D credit as of 31-Mar-2022 per Wildcat management
Sum of the Parts DCF	■ Cash flows discounted to 30-Jun-2022 using mid-year convention ■ Weighted average cost of capital of 12.0 to 14.0% ■ Perpetuity growth rate of (60.0)% to (100.0)% used to calculate terminal value post 2036

Source: Wildcat Management Projections

Note: Management projections are based on a number of assumptions, and are made only as of this date. Actual results may differ materially based on changes in these assumptions and are subject to a number of risks and uncertainties, including those set forth in the Company's public filings. RSUs inclusive of 2022 Annual Board of Directors equity grant.

WholeCo DCF

Management Projections | Risk-Adjusted | ($ in millions, except per share values)

FYE Mar-31 | $ in millons	FYQ2-Q4 2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	Terminal
Net Product Revenue	$ 242	$ 599	$ 1,125	$ 1,656	$ 2,149	$ 2,334	$ 2,552	$ 2,695	$ 2,852	$ 3,059	$ 3,266	$ 3,487	$ 3,692	$ 3,880	$ 4,079	$ 4,079
% Growth		112 %	88 %	47 %	30 %	9 %	9 %	6 %	6 %	7 %	7 %	7 %	6 %	5 %	5 %	5 %
(+) Collaboration and Milestone Revenue	$ 120	$ 21	$ 129	$ 464	$ 45	$ 44	$ 47	$ 398	$ 48	$ 371	$ 40	$ 40	$ 516	$ 41	$ 27	$ 0
Memo: Pfizer Collaboration Revenue	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	
Memo: Accord Royalty & Milestone Revenue	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	
Memo: Richter License & Milestone Revenue	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	$ [***]	
(-) Direct Product COGS	$(6)	$(16)	$(31)	$(45)	$(59)	$(64)	$(69)	$(73)	$(82)	$(96)	$(111)	$(126)	$(137)	$(144)	$(152)	$(152)
% of Net Product Sales		(3)%	(3)%	(3)%	(3)%	(3)%	(3)%	(3)%	(3)%	(3)%	(3)%	(4)%	(4)%	(4)%	(4)%	(4)%
(-) Collaboration Expense to Pfizer	$(105)	$(270)	$(510)	$(751)	$(976)	$(1,061)	$(1,160)	$(1,225)	$(1,280)	$(1,342)	$(1,401)	$(1,469)	$(1,541)	$(1,619)	$(1,700)	$(1,700)
(-) [***]	$(18)	$(44)	$(82)	$(121)	$(152)	$(163)	$(177)	$(187)	$(196)	$(204)	$(211)	$(221)	$(232)	$(244)	$(250)	$(250)
(-) Richter Product Supply COGS	$(5)	$(1)	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0
(-) [***] Royalty Expense	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$(3)	$(9)	$(15)	$(20)	$(24)	$(25)	$(27)	$(27)
Gross Profit	**$ 228**	**$ 288**	**$ 631**	**$ 1,203**	**$ 1,007**	**$ 1,091**	**$ 1,192**	**$ 1,607**	**$ 1,339**	**$ 1,780**	**$ 1,569**	**$ 1,691**	**$ 2,273**	**$ 1,889**	**$ 1,977**	**$ 1,950**
% Margin		46 %	50 %	57 %	46 %	46 %	46 %	52 %	46 %	52 %	47 %	48 %	54 %	48 %	48 %	
(-) R&D	$(113)	$(137)	$(132)	$(131)	$(120)	$(121)	$(124)	$(131)	$(132)	$(135)	$(137)	$(140)	$(141)	$(138)	$(141)	$(141)
% of Net Product Revenue	(47)%	(23)%	(12)%	(8)%	(6)%	(5)%	(5)%	(5)%	(5)%	(4)%	(4)%	(4)%	(4)%	(4)%	(3)%	(3)%
(-) SG&A	$(255)	$(354)	$(341)	$(350)	$(361)	$(391)	$(428)	$(517)	$(491)	$(571)	$(538)	$(563)	$(667)	$(618)	$(645)	$(645)
% of Net Product Revenue	(105)%	(59)%	(30)%	(21)%	(17)%	(17)%	(17)%	(19)%	(17)%	(19)%	(16)%	(16)%	(18)%	(16)%	(16)%	(16)%
EBIT	**$(139)**	**$(203)**	**$ 157**	**$ 722**	**$ 526**	**$ 578**	**$ 640**	**$ 958**	**$ 716**	**$ 1,074**	**$ 893**	**$ 988**	**$ 1,465**	**$ 1,134**	**$ 1,191**	**$ 1,164**
% Margin	(39)%	(33)%	13 %	34 %	24 %	24 %	25 %	31 %	25 %	31 %	27 %	28 %	35 %	29 %	29 %	29 %
(-) Taxes	$ 0	$ 0	$(22)	$(101)	$(74)	$(81)	$(90)	$(134)	$(100)	$(150)	$(125)	$(138)	$(205)	$(159)	$(167)	$(167)
% Book Tax Rate	-	-	14 %	14 %	14 %	14 %	14 %	14 %	14 %	14 %	14 %	14 %	14 %	14 %	14 %	$ 0
(+) D&A	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1	$ 1
(-) Change in WC	$(9)	$(16)	$(26)	$(27)	$(25)	$(9)	$(11)	$(7)	$(8)	$(10)	$(10)	$(11)	$(10)	$(9)	$(10)	$ 0
(-) CapEx	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)
Unlevered Free Cash Flow	**$(149)**	**$(220)**	**$ 108**	**$ 594**	**$ 427**	**$ 487**	**$ 539**	**$ 816**	**$ 607**	**$ 912**	**$ 757**	**$ 838**	**$ 1,248**	**$ 964**	**$ 1,013**	**$ 996**
Memo: NOL, R&D and [***]	*$ 0*	*$ 0*	*$ 22*	*$ 101*	*$ 74*	*$ 19*	*$ 2*	*$ 2*	*$ 2*	*$ 2*	*$ 2*	*$ 2*	*$ 2*	*$ 2*	*$ 2*	
Active Discount Factor	0.96	0.85	0.75	0.66	0.59	0.52	0.46	0.41	0.36	0.32	0.28	0.25	0.22	0.20	0.17	0.17
PV of UFCF	**$(107)**	**$(186)**	**$ 81**	**$ 393**	**$ 250**	**$ 252**	**$ 247**	**$ 331**	**$ 218**	**$ 290**	**$ 213**	**$ 209**	**$ 275**	**$ 188**	**$ 175**	**$ 172**
Sum of PV of UFCF	**$ 2,830**															

Equity Value Per Share

		Perpetuity Growth Rate		
		(100.0)%	(80.0)%	(60.0)%
WACC	12.0 %	$ 29.75	$ 30.14	$ 30.74
	13.0 %	$ 27.57	$ 27.91	$ 28.43
	14.0 %	$ 25.59	$ 25.88	$ 26.33

Source: Wildcat Management Projections. Note: Net Product Revenue includes Orgovyx, Myfembree (UF, EM, [***], [***]), [***] and Richter Product Supply Royalties. Cash flows discounted to 30-Jun-2022 using the mid-year convention. Probability adjusted. Assumes 96.79mm shares outstanding, 5.25mm options with a weighted average strike price of $11.07, unvested RSUs and PSUs totaling 7.8mm, 0.05mm warrants with an exercise price of $15.06 and 0.02mm warrants with an exercise price of $18.82. Includes net cash balance of $0mm at 30-Jun-2022. Change in working capital assumed to be $0 in terminal year. Assumes 14% effective tax rate and tax savings associated with NOLs discounted at WACC.

Financial Analysis

	Financial Analyses	Illustrative Price per Share	Comments
Discounted Cash Flow	Wildcat Management Projections	\$ 25.59 – \$ 30.74	■ 12% to 14% WACC ■ (60)% to (100)% perpetuity growth rate ■ Illustrative annual price growth of 3% ■ Illustrative volume growth at midpoint of each year
Premia Analysis	Minority Squeeze Out – Biotechnology Only (Undisturbed Price \$17.96)	\$ 25.34 – \$ 36.39	■ Premiums of 41-103% applied to current stock price (based on min and max of Biotech minority squeeze outs since 2012)
	Minority Squeeze Out >\$1bn Value (Undisturbed Price \$17.96)	\$ 20.65 – \$ 26.04	■ Premiums of 15-45% applied to current stock price (based on min and max of minority squeeze outs >\$1bn in value since 2012)
Reference Information			
	52-Week Trading Range	\$ 7.78 – \$ 23.87	■ **High (03-Nov-2021):** \$23.87 ■ **Low (09-May-2022):** \$7.78
	Analyst Price Targets	\$ 11.00 – \$ 27.00	■ **Median:** \$21.00

Undisturbed Share Price: \$17.96 **Sparrow Offer (22-Oct-22): \$27.00**

Source: Wildcat Management Projections. Market data as of 21-Oct-2022 Note: Cash flows discounted to 30-Jun-2022 using the mid-year convention. Probability adjusted. Assumes 96.79mm shares outstanding, 5.25mm options with a weighted average strike price of \$11.07, unvested RSUs and PSUs totaling 7.8mm, 0.05mm warrants with an exercise price of \$15.06 and 0.02mm warrants with an exercise price of \$18.82. Includes net cash balance of \$0mm at 30-Jun-2022. Change in working capital assumed to be \$0 in terminal year. Assumes 14% effective tax rate and tax savings associated with NOLs discounted at WACC.

A Appendix: Additional Information

Illustrative Forecast Sensitivity Analysis

($ in millions, except per share values)

Equity Value per Share | 12.0% - 14.0% WACC | (60.0)% - (100.0)% PGR

FY2022E Orgovyx Sales Forecast	Equity Value Per Share
$ 195mm	$ 22.12 – $ 26.70
$ 205mm	$ 23.29 – $ 27.99
$ 215mm	$ 24.33 – $ 29.28

Source: Wildcat Management Projections.

Precedent Squeeze Out Transactions

Selected Precedent Minority Squeeze Out Transactions

	Announce Date	Target	Acquiror	Value ($mm)	Final Bid	1-Day Premium[1]
Biotech	12-Nov-2020	Urovant	Sumitovant	$ 681.0	$ 16.25	102.6 %
Biotech	05-Oct-2020	Eidos Therapeutics	BridgeBio	1,651.6	73.26	41.1
Biotech	31-Aug-2020	Akcea Therapeutics	Ionis	500.0	18.15	59.5
	21-Feb-2020	AVX	Kyocera	1,046.1	21.75	44.6
	24-Jul-2019	Speedway Motorsports	Sonic Financial	234.3	19.75	41.7
	22-May-2019	International Speedway	NASCAR	1,128.4	45.00	15.2
	09-May-2019	EMC Insurance	Employers Mutual Casualty	372.2	36.00	50.1
	19-Jun-2018	Foundation Medicine	Roche	2,260.9	137.00	28.7
	01-Mar-2018	AmTrust Financial Services	Evergreen Parent	1,327.5	14.75	45.3
	06-Sep-2016	Federal-Mogul	Icahn Enterprises	304.5	10.00	100.8
	25-Jul-2016	National Interstate	Great American Insurance[2]	311.6	32.50	46.0
	01-Mar-2013	Sauer-Danfoss	Danfoss	692.9	58.50	48.6
	17-Dec-2012	Clearwire	Sprint Nextel	3,329.8	2.97	33.8

Summary Statistics (n=13):

	Value ($mm)	1-Day Premium
High	**$3,329.8**	**102.6%**
Median	**$692.9**	**45.3%**
Low	**$234.3**	**15.2%**

Deals Over $1.0 Billion (n=6)

	Value ($mm)	1-Day Premium
High	***$ 3,329.8***	***45.3 %***
Median	***$ 1,489.6***	***37.4 %***
Low	***$ 1,046.1***	***15.2 %***

Biotech Only (n=3)

	Value ($mm)	1-Day Premium
High	***$ 1,651.6***	***102.6 %***
Median	***$ 681.0***	***59.5 %***
Low	***$ 500.0***	***41.1 %***

Source: Company filings, press releases and FactSet. Note: $ in millions. "NM" indicates not material. "NA" indicates not applicable. Excludes real estate transactions and transactions with stock components.
[1] Based on the unaffected stock price prior to the transaction announcement; Eidos / BridgeBio final bid premia based on unaffected stock price prior to final bid given the length of the process. [2] Final bid to 1-Day premium includes a one-time $0.50 / share dividend payment.

Wildcat Illustrative Weighted Average Cost of Capital Analysis

($ in millions)

Illustrative WACC Calculation

Target Capital Structure

Cash / (Equity - Cash)	15.0 %
Equity / (Equity - Cash)	115.0 %

Weighted Average Cost of Capital

Risk-Free Rate	4.6 %
Equity Beta	1.15
Equity Risk Premium	6.1 %
Cost of Equity	**11.6 %**
Pre-Tax Yield of Cash	2.5 %
After-Tax Yield of Cash	2.0 %
Weighted Average Cost of Capital	**13.0 %**

WACC Sensitivity Analysis

		Net Cash / Total Cap		
		10.0 %	**15.0 %**	**20.0 %**
Equity Beta	**1.10**	12.2 %	12.7 %	13.1 %
	1.15	12.5 %	13.0 %	13.5 %
	1.20	12.9 %	13.4 %	13.9 %

Peers

Company	Beta Historical	Market Cap	Debt	Cash	Net Cash	Total Cap	Net Cash / Cap
Wildcat[1]	1.29	$ 1,911	$ 359	$ 359	$(0)	$ 1,911	(0.0)%
Iovance Biotherapeutics, Inc.	1.00	1,480	1	424	423	1,056	40.1
ImmunityBio, Inc.	1.08	2,162	613	84	(529)	2,691	(19.7)
Zentalis Pharmaceuticals, Inc.	1.44	1,279	0	455	455	823	55.3
ImmunoGen, Inc.	0.90	1,361	0	374	374	987	37.9
Replimune Group, Inc.	1.02	985	27	395	368	617	59.7
Deciphera Pharmaceuticals, Inc.	0.50	1,160	0	384	384	776	49.5
Y-mAbs Therapeutics, Inc.	1.61	656	0	134	134	523	25.6
Mersana Therapeutics, Inc.	1.35	699	25	225	200	498	40.2
Median of Peers	**1.05**	**$ 1,219**	**$ 1**	**$ 379**	**$ 371**	**$ 800**	**40.2 %**
Mean of Peers	**1.11**	**$ 1,223**	**$ 83**	**$ 309**	**$ 226**	**$ 996**	**36.1 %**

Source: Axioma, Bloomberg, Company filings, IBES, Market data as of 21-Oct-2022
Note: Risk-free rate based on 30Yr US treasury with 20Yr remaining life. Equity Beta based on Axioma Historical Beta; focused on beta for peer set, given concentrated ownership of Wildcat. Marginal tax rate assumed to be 21%. Total capitalization includes Market Cap and Net Debt. [1] Wildcat beta as of last undisturbed trading date (30-Sep-2022).

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